EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the accompanying Quarterly Report on Form 10-Q of BrainStorm Cell Therapeutics Inc. for the period ended September 30, 2021, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)      the Quarterly Report on Form 10-Q for the period ended September 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      the information contained in the Quarterly Report on Form 10-Q for the period ended September 30, 2021 fairly presents, in all material respects, the financial condition and results of operations.

Date: November 15, 2021	/s/ Alla Patlis
Name: Alla Patlis
Title: Controller, Interim Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), and is not to be incorporated by reference into any filing of BrainStorm Cell Therapeutics Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.